UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2009

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

On January 5, 2009, Indevus Pharmaceuticals, Inc. (the “Company”), Endo Pharmaceuticals Holdings Inc., a Delaware Corporation (“Endo”) and BTB Purchaser Inc., a Delaware Corporation and direct wholly-owned subsidiary of Endo (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Endo will acquire the Company. On February 4, 2009, for the sole purpose of reducing the termination fee that may be due under certain limited circumstances under the Merger Agreement from $20,000,000 to $18,000,000, Endo, Merger Sub and the Company entered into an Amendment to the Agreement and Plan of Merger (the “Amendment”). The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Memorandum of Understanding

In January, 2009, five lawsuits were filed in connection with the tender offer initiated by Endo and Merger Sub in accordance with the Merger Agreement (the “Offer”). Two of these suits were filed in Massachusetts and three were filed in Delaware. The lawsuits filed in Delaware were each filed in the Court of Chancery of the State of Delaware and include Case No. 4276-CC filed on January 9, 2009 by Arthur Gober, CGM IRA Beneficiary Custodian, Beneficiary of Jerome Gober, Case No. 4299-CC filed on January 20, 2009 by H. Steven Mishket and Case No. 4327 filed on January 30, 2009 by Stefen Hell (the “Hell Action”). The lawsuits filed in Massachusetts were each filed in the Superior Court of the State of Massachusetts, County of Suffolk, and include Case No. 09-0126-BLS filed on January 12, 2009 by Malena S. Schroeder and Case No. 09-0166-BLS filed on January 13, 2009 by Martin Wexler. The plaintiffs in these lawsuits are purported holders of shares of Indevus common stock (“Company’s Shares”), and are purportedly acting on behalf of a putative class of holders of the Company’s Shares. These suits name as defendants us, the members of the Company’s Board of Directors, and in certain instances the Merger Sub and Endo. These suits allege, among other things, that the Company and its directors breached their fiduciary duties to the Company’s stockholders by agreeing to the Offer and related merger (the “Merger”) at an unfair and inadequate price, failing to provide the Company’s stockholders with material information to make an informed decision as to whether to tender their Company Shares in the Offer and agreeing to an excessively high termination fee. These suits seek, among other relief, (i) class action status, (ii) an order preliminarily and permanently enjoining the defendants from proceeding with the Offer, (iii) if the transaction is consummated prior to entry of a final judgment, a judgment rescinding the Offer and/or Merger or awarding rescissory damages, (iv) an order directing the defendants to account for all damages caused by them and all profits and special benefits obtained as a result of their breaches of fiduciary duties, and (v) an award to plaintiffs of the costs of the action, including reasonable attorneys’ and experts’ fees and expenses.

While the Company believes that each of the aforementioned lawsuits is entirely without merit and that they have valid defenses to all claims, in an effort to minimize the cost and expense of any litigation relating to such lawsuits, on February 4, 2009, the Company and other defendants entered into a memorandum of understanding (“MOU”) with the parties to all of the purported class action lawsuits described above other than the Hell Action, pursuant to which the Company and such parties agreed to settle such stockholder lawsuits other than the Hell Action. Subject to court approval and further definitive documentation, the MOU resolves the allegations by the plaintiffs against the Company and other defendants in connection with the Offer and the Merger and provides a release and settlement by the purported class of the Company’s stockholders of all claims against the Company and other defendants and their affiliates and agents in connection with the Offer and the Merger. In exchange for such release and settlement, pursuant to the terms of the MOU, the parties agreed, after arm’s length discussions between and among the parties, that the Company would provide additional supplemental disclosures to its Schedule 14D-9, and that the Company Termination Fee, as defined in the Merger Agreement, will be reduced by 10% (from $20,000,000 to $18,000,000). The Company and other defendants have also agreed not to oppose any fee application by plaintiffs’ counsel that does not exceed $700,000 in the aggregate. The settlement, including the payment by the Company or Endo of any such fees, is also contingent upon, among other things, consummation of the Merger. In the event that the MOU is not approved and such conditions are not satisfied, the Company will continue to vigorously defend these actions. The foregoing description of the MOU does not purport to be complete and is qualified in its entirety by reference to the MOU which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In addition, due to the timing of the filing of the Hell Action and other factors, the Hell Action was not included as part of the MOU and the Company and its directors intend to vigorously defend such suit.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description
2.1	Amendment, dated February 4, 2009, to the Agreement and Plan of Merger, by and among Endo Pharmaceuticals Holdings Inc., BTB Purchaser Inc. and Indevus Pharmaceuticals, Inc.

10.1	Memorandum of Understanding, dated February 4, 2009, by and among (i) Wolf Popper LLP, counsel for Plaintiff Arthur Gober, CBM IRA Beneficiary Custodian, Beneficiary of Jerome Gober, (ii) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Defendants Endo Pharmaceuticals Holdings Inc. and BTB Purchaser Inc., (iii) The Weiser Law Firm, P.C., counsel for Plaintiff Martin Wexler, (iv) Young Conaway Stargatt & Taylor, LLP, counsel for Defendants Indevus Pharmaceuticals, Inc., Glenn L. Cooper, Andrew Ferrara, James C. Gale, Michael E. Hanson, Stephen C. McCluski, Cheryl P. Morley and Malcolm Morville, (v) Levi & Korsinsky LLP, counsel for Plaintiff Malena C. Schroeder and (vi) Johnson Bottini LLP, counsel for Plaintiff H. Steven Mishket.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: February 5, 2009	By:	/s/ Dale Ritter
Dale Ritter
Senior Vice President, Finance

Exhibit List

Exhibit No.	Document Description
2.1	Amendment, dated February 4, 2009, to the Agreement and Plan of Merger, by and among Endo Pharmaceuticals Holdings Inc., BTB Purchaser Inc. and Indevus Pharmaceuticals, Inc.

10.1	Memorandum of Understanding, dated February 4, 2009, by and among (i) Wolf Popper LLP, counsel for Plaintiff Arthur Gober, CBM IRA Beneficiary Custodian, Beneficiary of Jerome Gober, (ii) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Defendants Endo Pharmaceuticals Holdings Inc. and BTB Purchaser Inc., (iii) The Weiser Law Firm, P.C., counsel for Plaintiff Martin Wexler, (iv) Young Conaway Stargatt & Taylor, LLP, counsel for Defendants Indevus Pharmaceuticals, Inc., Glenn L. Cooper, Andrew Ferrara, James C. Gale, Michael E. Hanson, Stephen C. McCluski, Cheryl P. Morley and Malcolm Morville, (v) Levi & Korsinsky LLP, counsel for Plaintiff Malena C. Schroeder and (vi) Johnson Bottini LLP, counsel for Plaintiff H. Steven Mishket.